                                                                      Exhibit 99


VIRGINIA COMMERCE BANCORP, INC.


FOR IMMEDIATE RELEASE:

          VIRGINIA COMMERCE BANCORP, INC. REPORTS RECORD SECOND QUARTER
              AND YEAR-TO-DATE EARNINGS AND CONTINUED STRONG GROWTH


ARLINGTON, VA., WEDNESDAY, JULY 13, 2005--Virginia Commerce Bancorp, Inc. (Nasdaq: VCBI), parent company of Virginia Commerce Bank (the "Bank"), today reported its financial results for the second quarter and six months ended June 30, 2005.

SECOND QUARTER 2005 HIGHLIGHTS:

o Net income of $4.5 million representing a 29.8% increase over second quarter 2004

o   Diluted earnings per share up 20.0% to $0.30

o   Loans and deposits up 41.4% and 35.5% since June 30, 2004

o   Efficiency ratio remains strong at 48.1%

Peter A. Converse, Chief Executive Officer, commented, "Earnings and balance sheet growth continued their positive trends. Loans enjoyed another quarterly increase of 40+% year-over-year and the pipeline remains strong. Despite the quarterly increase in non-performing and 90+ days past due loans, management still considers asset quality to be very strong as the majority of the affected loans are either renewals in process or well-secured by real estate. Loan growth was funded by a 35% rise in deposits, largely in promotional certificates of deposit. While the influx of competitively-priced CDs put pressure on our net interest margin, it enabled the Bank to repay its Federal Home Loan Bank borrowings and provide additional liquidity for near-term loan growth."

Converse added, "Our previously announced accelerated branching strategy resulted in the opening of another branch in the second quarter in Manassas. This is our fifth new branch since last August and eighteenth overall. All of these new branches continue to experience deposit growth of over $1 million a month and will reach break-even within one year of their opening date or sooner."


DETAILED REVIEW OF FINANCIAL PERFORMANCE

NET INCOME
Second quarter earnings of $4.5 million represented an increase of 29.8% over 2004 second quarter earnings of $3.4 million. On a diluted per share basis, second quarter 2005 earnings were $0.30 compared to $0.25 for the second quarter of 2004, an increase of 20.0%. For the six months ended June 30, 2005, earnings of $8.8 million represents a 34.6% increase over the $6.5 million earned for the same period in 2004, with diluted earnings per share of $0.59 increasing 25.5%. The increases in net income for both the quarter and year-to-date were due to a 39.6% and 40.4% increase in net interest income.

NET INTEREST INCOME
Net interest income for the second quarter of $13.6 million was up 39.6%, compared with $9.7 million for the same quarter last year due to strong loan growth and a 25 basis point increase in the net interest margin from 4.05% in the second quarter of 2004 to 4.30% for the current three-month period. Year-to-date net interest income of $26.3 million was up 40.4%, compared to $18.7 million in 2004, again due to strong loan growth and an increase in the net interest margin from 4.18% in 2004, to 4.35% for the six months ended June 30, 2005. Compared to the first quarter of 2005, the net interest margin declined by ten basis points from 4.40% to 4.30%, due mostly to a thirty-three basis point increase in the average cost of interest-bearing deposits. Management expects continued margin pressure for the remainder of 2005, especially with the pricing influence of competitive market rates paid on interest-bearing deposits.

LOANS
Over the past year, loans, net of allowance for loan losses, increased $322.8 million, or 41.4%, from $780.2 million at June 30, 2004, to $1.1 billion at June 30, 2005. Growth occurred in all categories, with the majority of loan growth occurring in non-farm, non-residential real estate loans and real estate construction loans. Since December 31, 2004, loans are up $179.9 million, or 19.1%, and are up $74.4 million, or 7.1% since March 31, 2005.

DEPOSITS AND BORROWINGS
Since June 30, 2004, deposits have increased $320.4 million, or 35.5%, from $901.6 million to $1.2 billion, with demand deposits increasing $53.7 million, savings and interest-bearing demand deposits falling by $18.3 million, and time deposits growing by $285.0 million. Year-to-date deposits are up $251.1 million with demand deposits having increased $64.0 million, savings and interest-bearing demand deposits down $2.3 million, and time deposits growing by $189.4 million. The growth in time deposits in 2005 has been partially due to special advertised rates on certificates of deposits ranging from six months to two years in order to help fund strong loan demand.

As a result of declines in interest-bearing demand deposits and repurchase agreements in the first quarter 2005, and a $104.3 million increase in loans, time deposits and other borrowings increased during the quarter by $63.1 million and $31.0 million, respectively. In the second quarter, loan growth was slower at $74.4 million, while demand deposits increased $42.9 million and time deposits increased by $126.3 million. This allowed for the repayment of the $31.0 million in other borrowings, which were on an overnight floating rate basis, and an increase in federal funds sold of $66.2 million to provide funding for a strong existing loan pipeline in the third quarter of 2005.

NON-INTEREST INCOME AND NON-INTEREST EXPENSE
Non-interest income of $1.5 million in the second quarter was down slightly from the $1.6 million for the same period in 2004, and was down $49 thousand in comparison on a year-to-date basis. Compared to the first quarter of 2005, non-interest income rose $324 thousand, or 26.6%, from $1.2 million to $1.5 million, due mostly to higher fees and net gains on mortgage loans held-for-sale.

Non-interest expense increased $2.0 million, or 37.7%, from $5.3 million in the second quarter of 2004, to $7.3 million, and was up $3.5 million, or 33.5%, from $10.3 million for the six months ended June 30, 2004, to $13.8 million year-to-date. Compared to the first quarter of 2005, non-interest expense is up $757 thousand, or 11.6%. These period-over-period increases are due to the opening of five new branch locations, the hiring of additional loan officers, higher advertising and public relations expenses, and other staffing and facilities expansion necessary to support the Company's significant growth. Despite these non-interest expense increases, the efficiency ratio remains strong at 48.1% and is expected to remain below 50.0% for the foreseeable future.

ASSET QUALITY
Non-performing assets and past due loans increased from $224 thousand at June 30, 2004, to $3.8 million as of June 30, 2005, and increased $2.6 million from $1.2 million at March 31, 2005. The increase includes $1.0 million in loans 90+ days past due for which the majority are current as to interest and in the process of renewal and three loans to two borrowers for a total of $2.8 million which have been classified as impaired. Of the $2.8 million, $2.3 million is well-secured by real estate. The provision for loan losses was $1.0 million for the second quarter of 2005 compared to $820 thousand in 2004, and as compared to $831 thousand in the first quarter of 2005, as the allowance for loan losses to total loans was increased from 1.07% at March 31, 2005, to 1.09% at June 30, 2005, due to the increases in non-performing assets.

STOCKHOLDERS' EQUITY
Stockholders' equity is up $18.1million, or 21.8%, from $82.8 million at June 30, 2004, to $100.9 million at June 30, 2005, due to earnings growth and $1.0 million in net proceeds from the exercise of options and warrants by company directors, officers and employees. On May 9, 2005, a five-for-four split in the form of a 25% stock dividend was paid, increasing the number of shares outstanding by 2,797,374. As a result of the stock dividend and exercise of options and warrants, total shares outstanding as of quarter end were 14,002,959.

CONFERENCE CALL
Virginia Commerce Bancorp will host a teleconference call for the financial community on July 13, 2005, at 11:00 a.m. Eastern Daylight Time to discuss the second quarter 2005 financial results. The public is invited to listen to this conference call by dialing 888-743-4176 at least 10 minutes prior to the call.

A replay of the conference call will be available from 2:00 p.m. Eastern Daylight Time on July 13, 2005, until 11:59 p.m. Eastern Daylight Time on July 20, 2005. The public is invited to listen to this conference call replay by dialing 888-266-2081 and entering passcode 731155.

ABOUT VIRGINIA COMMERCE BANCORP
Virginia Commerce Bancorp, Inc. is the parent bank holding company for Virginia Commerce Bank (the "Bank"), a Virginia state chartered bank that commenced operations in May 1988. The Bank pursues a traditional community banking strategy, offering a full range of business and consumer banking services through eighteen branch offices, two residential mortgage offices and one investment services office, principally to individuals and small to medium-size businesses in Northern Virginia and the Metropolitan Washington, D.C. area.

NON-GAAP PRESENTATIONS
This press release refers to the efficiency ratio, which is computed by dividing non-interest expense by the sum of net interest income on a tax equivalent basis and non-interest income. This is a non-GAAP financial measure that we believe provides investors with important information regarding our operational efficiency. Comparison of our efficiency ratio with those of other companies may not be possible because other companies may calculate the efficiency ratio differently. The Company, in referring to its net income, is referring to income under accounting principals generally accepted in the United States, or "GAAP".

FORWARD LOOKING STATEMENTS
This press release may contain forward-looking statements within the meaning of the Securities and Exchange Act of 1934, as amended, including statements of goals, intentions, and expectations as to future trends, plans, events or results of Company operations and policies and regarding general economic conditions. In some cases, forward-looking statements can be identified by use of words such as "may," "will," "anticipates," "believes," "expects," "plans," "estimates," "potential," "continue," "should," and similar words or phrases. These statements are based upon current and anticipated economic conditions, nationally and in the Company's market, interest rates and interest rate policy, competitive factors, and other conditions which by their nature, are not susceptible to accurate forecast, and are subject to significant uncertainty. Because of these uncertainties and the assumptions on which this discussion and the forward-looking statements are based, actual future operations and results may differ materially from those indicated herein. Readers are cautioned against placing undue reliance on any such forward-looking statements. The Company's past results are not necessarily indicative of future performance.

For further information contact:

William K. Beauchesne
Executive Vice President and Chief Financial Officer
(703) 633-6120
wbeauchesne@vcbonline.com

                         Virginia Commerce Bancorp, Inc.
                              Financial Highlights
                  (Dollars in thousands, except per share data)
                                   (Unaudited)

                                                        Three Months Ended June 30,            Six Months Ended June 30,
                                                     2005          2004       % CHANGE       2005        2004       % CHANGE
                                                  ----------    ----------   ----------   ---------   ----------    ---------
SUMMARY OPERATING RESULTS:
   Interest and dividend income                     $ 20,422      $ 13,573        50.5%    $ 38,722     $ 26,106        48.3%
   Interest expense                                    6,856         3,853        77.9%      12,443        7,387        68.4%
     Net interest and dividend income                 13,566         9,720        39.6%      26,279       18,719        40.4%
   Provision for loan losses                           1,031           820        25.7%       1,862        1,307        42.5%
   Non-interest income                                 1,543         1,602        -3.7%       2,762        2,811        -1.7%
   Non-interest expense                                7,271         5,279        37.7%      13,785       10,326        33.5%
     Income before income taxes                        6,807         5,223        30.3%      13,394        9,897        35.3%
   Net income                                         $4,463        $3,438        29.8%      $8,784       $6,524        34.6%

PERFORMANCE RATIOS:
   Return on average assets                            1.37%         1.38%                    1.41%        1.38%
   Return on average equity                           18.21%        21.12%                   18.43%       21.26%
   Net interest margin                                 4.30%         4.05%                    4.35%        4.18%
   Efficiency ratio (1)                               48.06%        46.55%                   47.41%       47.87%

PER SHARE DATA:  (2)
   Net income-basic                                   $ 0.32        $ 0.26        23.1%      $ 0.63       $ 0.52        21.2%
   Net income-diluted                                 $ 0.30        $ 0.25        20.0%      $ 0.59       $ 0.47        25.5%
   Average number of shares outstanding:
     Basic                                        13,995,910    12,859,189               13,989,829   12,614,003
     Diluted                                      14,955,852    13,950,661               14,948,286   13,717,439


                                                                         As of June 30,
                                                              --------------------------------------
                                                                   2005         2004       % Change
                                                              ------------- ------------ -----------

SELECTED BALANCE SHEET DATA:
   Loans, net                                                  $ 1,103,020   $  780,184       41.4%
   Investment securities                                           155,386      171,623       -9.5%
   Assets                                                        1,394,030    1,050,862       32.7%
   Deposits                                                      1,222,068      901,629       35.5%
   Stockholders' equity                                            100,879       82,790       21.8%
   Book value per share (2)                                         $ 7.20       $ 6.00       20.0%

CAPITAL RATIOS (% of risk weighted assets):
   Tier 1 capital:
     Company                                                         9.97%       11.67%
     Bank                                                            8.32%        9.48%
   Total qualifying capital:
     Company                                                        10.99%       12.67%
     Bank                                                           10.84%       12.54%

ASSET QUALITY
   Non-performing assets:
     Impaired loans                                                $ 2,815        $ 203
     Non-accrual loans                                                  16            9
     Loans 90+ days past due and still accruing                      1,003           12
                                                                   -------        -----
       Total non-performing assets and past due loans              $ 3,834        $ 224

                to total loans:                                      0.34%        0.03%
                to total assets:                                     0.28%        0.02%
   Allowance for loan losses to total loans                          1.09%        1.11%
   Net charge-offs (recoveries)                                      $ (2)        $ (4)
   Net charge-offs to average loans outstanding                      0.00%        0.00%


                                                                          As of June 30,
                                                               --------------------------------------
                                                                      2005         2004     % Change
                                                               ------------ ------------ ------------

LOAN PORTFOLIO:
   Commercial                                                  $   105,654    $  76,120        38.8%
   Real estate-one to four family residential                      139,814      101,390        37.9%
   Real estate-mutifamily residential                               57,033       36,466        56.4%
   Real estate-nonfarm, nonresidential                             509,930      369,988        37.8%
   Real estate-construction                                        301,303      202,534        48.8%
   Consumer                                                          6,708        6,022        11.4%
                                                               -----------    ---------
     Total loans                                               $ 1,120,442    $ 792,520        41.4%
   Less unearned income                                              5,156        3,568        44.5%
   Less allowance for loan losses                                   12,266        8,768        39.9%
                                                               -----------    ---------
     Loans, net                                                $ 1,103,020    $ 780,184        41.4%
INVESTMENT SECURITIES (AT BOOK VALUE):
   Available-for-sale:
     U.S. Government Agency obligations                        $    98,318    $ 106,890        -8.0%
     U.S. Treasuries                                                    --        9,900      -100.0%
     Domestic corporate debt obligations                             6,035        6,017         0.3%
     Obligations of states and political                             1,363        1,256         8.5%
        subdivisions
     Restricted stock:
       Federal Reserve Bank                                          1,442        1,442           --
       Federal Home Loan Bank                                        2,277        1,598        42.5%
       Community Bankers' Bank                                          55           55           --
                                                               -----------    ---------
                                                               $   109,490    $ 127,158       -13.9%
   Held-to-maturity:
     U.S. Government Agency obligations                        $    36,965    $  36,044         2.6%
     Obligations of states and political subdivisions                8,435        7,931         6.4%
     Domestic corporate debt obligations                               496          490         1.2%
                                                               -----------    ---------
                                                               $    45,896    $  44,465         3.2%


(1) Computed by dividing non-interest expense by the sum of net interest income on a tax-equivalent basis using a 35% rate and non-interest income.

(2) Adjusted to give effect to a five for four stock split in the form of a 25% stock dividend in May 2005.

                         Virginia Commerce Bancorp, Inc.
                           Consolidated Balance Sheets
                  (Dollars in thousands, except per share data)
                                 As of June 30,
                                   (Unaudited)

                                                                        2005             2004
                                                                    ------------     -----------
ASSETS
Cash and due from banks                                             $     25,417     $    22,530
Interest-bearing deposits with other banks                                 1,021              --
Securities (fair value: 2005, $155,428; 2004, $171,172)                  155,386         171,623
Federal funds sold                                                        66,198          44,318
Loans held-for-sale                                                       17,244          10,491
Loans, net of allowance for loan losses of $12,266 in 2005 and
  $8,768 in 2004                                                       1,103,020         780,184
Bank premises and equipment, net                                           7,344           6,286
Accrued interest receivable                                                4,906           3,319
Other assets                                                              13,494          12,111
                                                                    ------------     -----------
   Total assets                                                     $  1,394,030     $ 1,050,862
                                                                    ============     ===========
LIABILITIES AND STOCKHOLDERS' EQUITY
DEPOSITS
   Demand deposits                                                  $    212,064     $   158,299
   Savings and interest-bearing demand deposits                          330,104         348,406
   Time deposits                                                         679,900         394,924
                                                                    -------------    -----------
   Total deposits                                                   $  1,222,068     $   901,629
Securities sold under agreement to repurchase and federal funds
  purchased                                                               47,986          45,444
Trust preferred capital notes                                             18,570          18,570
Accrued interest payable                                                   2,571           1,123
Other liabilities                                                          1,956           1,306
Commitments and contingent liabilities                                        --              --
                                                                    ------------     -----------
   Total liabilities                                                $  1,293,151     $   968,072
                                                                    ============     ===========
STOCKHOLDERS' EQUITY
Preferred stock, $1.00 par, 1,000,000 shares authorized and
  un-issued                                                         $         --     $        --
Common stock, $1.00 par, 20,000,000 shares authorized, issued and
  outstanding 2005, 14,002,959; 2004, 11,030,411                          14,003          11,030
Surplus                                                                   35,325          37,250
Retained earnings                                                         52,357          35,877
Accumulated other comprehensive income (loss), net                          (806)         (1,367)
                                                                    ------------     -----------
   Total stockholders' equity                                       $    100,879     $    82,790
   Total liabilities and stockholders' equity                       $  1,394,030     $ 1,050,862
                                                                    ============     ===========

                         Virginia Commerce Bancorp, Inc.
                        Consolidated Statements of Income
                  (Dollars in thousands, except per share data)
                                   (Unaudited)

                                                               Three Months Ended        Six Months Ended
                                                                    June 30,                 June 30,
                                                           ------------  ------------ ----------- ------------
                                                               2005          2004         2005        2004
                                                           ------------  ------------ ----------- ------------

INTEREST AND DIVIDEND INCOME:
    Interest and fees on loans                             $     18,823  $   12,090  $    35,631  $    23,220
    Interest and dividends on investment securities:
       Taxable                                                    1,338       1,288        2,696        2,547
       Tax-exempt                                                    59          59          118          132
       Dividends                                                     57          25          112           49
    Interest on deposits with other banks                             7          --           13           --
    Interest on federal funds sold                                  138         111          152          158
                                                           ------------- ----------- ------------ -----------
    Total interest and dividend income                     $     20,422  $   13,573  $    38,722  $    26,106
                                                           ------------- ----------- ------------ -----------
INTEREST EXPENSE:
    Deposits                                               $      6,136  $    3,609  $    10,971  $     6,901
    Securities sold under agreement to repurchase
       And federal funds purchased                                  279          36          548           67
    Other borrowed funds                                            163          --          374            4
    Trust preferred capital notes                                   278         208          550          415
                                                           ------------- ----------- ------------ -----------
    Total interest expense                                 $      6,856  $    3,853  $    12,443  $     7,387
                                                           ------------- ----------- ------------ -----------
NET INTEREST INCOME:                                       $     13,566  $    9,720  $    26,279  $    18,719
    Provision for loan losses                                     1,031         820        1,862        1,307
                                                           ------------- ----------- ------------ -----------
    Net interest income after provision for loan losses    $     12,535  $    8,900  $    24,417  $    17,412
                                                           ------------- ----------- ------------ -----------
NON-INTEREST INCOME:
    Service charges and other fees                         $        476  $      436  $       923  $       883
    Non-deposit investment services commissions                     115         108          195          190
    Fees and net gains on loans held-for-sale                       856         961        1,461        1,552
    Other                                                            96          97          183          186
                                                           ------------- ----------- ------------ -----------
    Total non-interest income                              $      1,543  $    1,602  $     2,762  $     2,811
                                                           ------------- ----------- ------------ -----------
NON-INTEREST EXPENSE:
    Salaries and employee benefits                               $4,349  $    3,056  $     8,139  $     5,904
    Occupancy expense                                             1,067         753        2,014        1,534
    Data processing expense                                         354         325          724          638
    Other operating expense                                       1,501       1,145        2,908        2,250
                                                           ------------- ----------- ------------ -----------
    Total non-interest expense                             $      7,271  $    5,279  $    13,785  $    10,326
                                                           ------------- ----------- ------------ -----------
    Income before taxes on income                          $      6,807  $    5,223  $    13,394  $     9,897
    Provision for income taxes                                    2,344       1,785        4,610        3,373
                                                           ------------- ----------- ------------ -----------
NET INCOME                                                 $      4,463  $    3,438  $     8,784  $     6,524
                                                           ------------- ----------- ------------ -----------

    Earnings per common share, basic (1)                   $       0.32  $     0.26  $      0.63  $      0.52
    Earnings per common share, diluted (1)                 $       0.30  $     0.25  $      0.59  $      0.47

(1) Adjusted to give effect to a five for four stock split in the form of a 25% stock dividend in May 2005.

                         Virginia Commerce Bancorp, Inc.
                Consolidated Average Balances, Yields, and Rates
                           Three Months Ended June 30,
                                   (Unaudited)


                                                 ------------------------------------    --------------------------------------
                                                                2005                                     2004
                                                 ------------------------------------    -------------------------------------
                                                               Interest     Average                     Interest      Average
                                                  Average      Income-      Yields       Average        Income-        Yields
(Dollars in thousands)                            Balance      Expense      /Rates       Balance        Expense       /Rates
                                                 ------------ ---------- ------------    ----------- -------------- ----------
ASSETS
Securities (1)                                   $   162,191  $   1,454         3.63%     $ 149,753       $  1,372       3.72%
Loans, net of unearned income (2)                  1,086,567     18,823         6.85%       765,987         12,090       6.24%
Interest-bearing deposits in other banks               1,017          7         2.68%            --             --          --
Federal funds sold                                    18,541        138         2.94%        49,443            111       0.89%
                                                 -----------  ---------- -------------   ----------  -------------  ----------
TOTAL INTEREST-EARNING ASSETS                    $ 1,268,316  $  20,422         6.46%     $ 965,183       $ 13,573       5.65%
Other assets                                          40,282                                 32,103
                                                 -----------                             ----------
TOTAL ASSETS                                     $ 1,308,598                              $ 997,286
                                                 ===========                             ==========

LIABILITIES AND STOCKHOLDERS' EQUITY
Interest-bearing deposits:
  NOW accounts                                   $   211,209  $     900         1.71%     $ 205,528          $ 680       1.33%
  Money market accounts                              105,470        443         1.68%       118,022            405       1.38%
  Savings accounts                                    20,288         28         0.55%        19,427             27       0.55%
  Time deposits                                      596,327      4,765         3.21%       384,835          2,497       2.60%
                                                 -----------  ---------  ------------    ----------  -------------  ----------
Total interest-bearing deposits                  $   933,294  $   6,136         2.64%     $ 727,812         $3,609       1.99%
Securities sold under agreement to
  repurchase and federal funds purchased              48,041        279         2.33%        35,996             36       0.39%
Other borrowed funds                                  20,440        163         3.20%            --             --          --
Trust preferred capital notes                         18,000        278         6.12%        18,000            208       4.58%
                                                 -----------  ---------  ------------    ----------  -------------  ----------
TOTAL INTEREST-BEARING LIABILITIES               $ 1,019,775  $   6,856         2.70%     $ 781,808        $ 3,853       1.98%
Demand deposits and other liabilities                190,504                                150,199
                                                 -----------                             ----------
TOTAL LIABILITIES                                $ 1,210,279                              $ 932,007
Stockholders' equity                                  98,319                                 65,279
                                                 -----------                             ----------
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY       $ 1,308,598                              $ 997,286
                                                 ===========                             ==========
Interest rate spread                                                            3.76%                                     3.67%
Net interest income and margin                                $  13,566         4.30%                       $ 9,720       4.05%

(1) Yields on securities available-for-sale have been calculated on the basis of historical cost and do not give effect to changes in the fair value of those securities, which are reflected as a component of stockholders' equity. Average yields on securities are stated on a tax equivalent basis, using a 35% rate.

(2) Loans placed on non-accrual status are included in the average balances. Net loan fees and late charges included in interest income on loans totaled $989 thousand and $650 thousand for the three months ended June 30, 2005, and 2004, respectively.

                         Virginia Commerce Bancorp, Inc.
                Consolidated Average Balances, Yields, and Rates
                            Six Months Ended June 30,
                                   (Unaudited)

                                                -------------------------------------   ---------------------------------------
                                                                 2005                                     2004
                                                -------------------------------------   ---------------------------------------
                                                              Interest     Average                      Interest      Average
                                                  Average      Income-     Yields          Average      Income-       Yields
(Dollars in thousands)                            Balance      Expense     /Rates          Balance      Expense      /Rates
                                                ------------ ---------- ------------    -----------  ------------  ------------

ASSETS
Securities (1)                                  $     163,459  $  2,926       3.63%      $ 144,202     $   2,728         3.84%
Loans, net of unearned income (2)                   1,045,702    35,631       6.78%        727,637        23,220         6.35%
Interest-bearing deposits in other banks                1,014        13       2.53%             --            --            --
Federal funds sold                                     10,443       152       2.89%         33,964           158         0.93%
                                                -------------  --------  ----------     ----------    ----------    ----------
TOTAL INTEREST-EARNING ASSETS                   $   1,220,618  $ 38,722       6.40%      $ 905,803     $  26,106         5.82%
Other assets                                           38,524                               42,005
                                                -------------                           ----------
TOTAL ASSETS                                    $   1,259,142                            $ 947,808
                                                =============                           ==========

LIABILITIES AND STOCKHOLDERS' EQUITY
Interest-bearing deposits:
  NOW accounts                                  $     207,287  $  1,661       1.62%      $ 205,986     $   1,367         1.34%
  Money market accounts                               104,300       815       1.58%        114,072           789         1.40%
  Savings accounts                                     20,286        55       0.55%         19,245            52         0.55%
  Time deposits                                       559,068     8,440       3.04%        357,145         4,693         2.65%
                                                -------------  --------  ----------     ----------    ----------    ----------
Total interest-bearing deposits                 $     890,941  $ 10,971       2.48%      $ 696,448     $   6,901         2.00%
Securities sold under agreement to
  repurchase and federal funds purchased               52,068       548       2.12%         34,226            67         0.39%
Other borrowed funds                                   25,425       374       2.97%            617             4         1.23%
Trust preferred capital notes                          18,000       550       6.08%         18,000           415         4.59%
                                                -------------  --------  ----------     ----------    ----------    ----------
TOTAL INTEREST-BEARING LIABILITIES              $     986,434  $ 12,443       2.54%      $ 749,291     $   7,387         1.99%
Demand deposits and other liabilities                 176,573                              136,981
                                                -------------                           ----------
TOTAL LIABILITIES                               $   1,163,007                            $ 886,272
Stockholders' equity                                   96,135                               61,536
                                                -------------                           ----------
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY      $   1,259,142                            $ 947,808
                                                =============                           ==========
Interest rate spread                                                          3.86%                                       3.83%
Net interest income and margin                                 $ 26,279       4.35%                    $   18,719         4.18%


(1) Yields on securities available-for-sale have been calculated on the basis of historical cost and do not give effect to changes in the fair value of those securities, which are reflected as a component of stockholders' equity. Average yields on securities are stated on a tax equivalent basis, using a 35% rate.

(2) Loans placed on non-accrual status are included in the average balances. Net loan fees and late charges included in interest income on loans totaled $2.0 million and $1.2 million for the six months ended June 30, 2005, and 2004, respectively.